Exhibit 99.1

Globus Medical Reports Full Year and Fourth Quarter 2013 Results

AUDUBON, PA, February 26, 2014: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced its financial results for the year and fourth quarter ended December 31, 2013.

Full Year 2013:

•	Worldwide sales were $434.5 million, up 12.6% over 2012

•	Net income for the year was $68.6 million

•	Fully diluted earnings per share were $0.73

•	Non-GAAP Adjusted EBITDA was 34.7% of sales

•	Non-GAAP Adjusted diluted earnings per share were $0.90

Fourth Quarter:

•	Worldwide sales were $115.2 million, a 14.6% increase from the fourth quarter of 2012

•	Fourth quarter net income was $21.0 million

•	Earnings per fully diluted share were $0.22

•	Non-GAAP Adjusted EBITDA was 37.3% of sales

•	Non-GAAP Adjusted diluted earnings per share were $0.25

"2013 was an outstanding year for Globus Medical. Sales grew by 12.6%, reaching $434.5 million; our full year Adjusted EBITDA was 34.7% of sales; we launched 16 new products; and we completed the acquisition of Excelsius Surgical,” commented David Paul, Chairman and CEO. "This performance was the result of consistent, sustained execution of our strategy of combining robust product innovation and continued sales force expansion with disciplined expense control. I am very proud of the performance of our team in 2013 and continue to be confident in our ability to produce industry leading growth and outstanding profitability."

Dave Demski, President and COO, added, "We performed extremely well in the fourth quarter. Worldwide sales were a record $115.2 million, an increase of 14.6% over the fourth quarter of 2012. Our international sales growth reaccelerated in the fourth quarter, achieving a growth rate of 28.7%. In the US, we finished a record sales force recruiting year, adding more net territories than at any time in our history. The launch of our CREOTM pedicle screw platform has been progressing well, and we are very encouraged by the reception this product is receiving from our customers. Finally, even though we are already one of the industry leaders in profitability, we were able to achieve significant improvements in our operational profitability in 2013."

Net income for the year ending December 31, 2013 was $68.6 million or $0.73 per diluted share, as compared to $73.8 million, or $0.80 per diluted share, for 2012. Non-GAAP net income for the year ending December 31, 2013 was $84.4 million or $0.90 per diluted share, as compared to $73.3 million or $0.79 per diluted share, for 2012. For the quarter ending December 31, 2013, net income was $21.0 million or $0.22 per diluted share, as compared to $20.8 million, or $0.22 per diluted share, for 2012. Non-GAAP net income for the quarter ending December 31, 2013 was $24.0 million or $0.25 per diluted share, as compared to was $20.8 million or $0.22 per diluted share, for 2012.

Non-GAAP Adjusted EBITDA for the year and quarter ending December 31, 2013 were 34.7% and 37.3%, respectively, of sales. This compares to non-GAAP Adjusted EBITDA of 35.4% and 34.6% of sales for year and quarter ending December 31 2012, respectively. The Medical Device Excise Tax, which was not in effect in 2012, reduced Adjusted EBITDA margin by 1.6% for the year and fourth quarter of 2013.

Cash, cash equivalents and marketable securities ended the year at $275.5 million, increasing by $63.1 million during year. The company remains debt free.

The Company became a large accelerated filer on December 31, 2013, which means that the due date for filing our annual report on Form 10-K with the SEC is Monday, March 3, 2014. As a result of this change in status, we no longer qualify for certain exemptions provided under the JOBS Act relative to Section 404(b) of the Sarbanes-Oxley Act and we will be required, for the first time, to include in our 2013 annual report on Form 10-K a report from KPMG, our independent public accounting firm, expressing its opinion as to our internal control over financial reporting. KPMG has not yet completed its procedures relating to its audit of our internal control over financial reporting. As a result, we intend to file for a 15 day extension to file our Form 10-K. The numbers included in this press release are unaudited because the audit procedures are not yet complete.
Conference Call Information
Globus Medical will hold a teleconference to discuss its 2013 fourth quarter and full year results with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

If you are unable to participate during the live teleconference, the call will be archived until Wednesday, March 12, 2014. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The pass code for the audio replay is 1693-1893.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, Adjusted EBITDA, which represents net income before interest (income)/expense, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, changes in the fair value of contingent consideration in connection with business acquisitions and provision for litigation loss/(income) and provision for litigation loss - cost of goods sold, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. In addition, for the periods ended December 31, 2013 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share, respectively, before provision for litigation loss/(income) and provision for litigation loss - cost of goods sold, net of the tax effects of such provisions. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operative performance from period to period as they remove the effects of litigation, and specifically the litigation brought against us by DePuy Synthes Products, LLC and Sabatino Bianco, in which jury verdicts were returned in June 2013 and January 2014, respectively, which we believe are not reflective of underlying business trends. We also define the non-GAAP measure of Free Cash Flow as the net cash flows provided by operating activities less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.

Adjusted EBITDA, non-GAAP net income, non-GAAP Diluted Earnings Per Share and Free Cash Flow are not calculated in conformity with U.S. GAAP within the meaning of Item 10 of Regulation S-K. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of Adjusted EBITDA, non-GAAP net income, non-GAAP Diluted Earnings Per Share and Free Cash Flow may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Year Ended
(In thousands, except per share amounts)	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Sales	$115,245	$100,536	$434,459	$385,994
Cost of goods sold	26,774	19,557	100,343	75,199
Gross profit	88,471	80,979	334,116	310,795

Operating expenses:
Research and development	6,418	7,228	26,870	27,926
Selling, general and administrative	45,669	44,626	182,518	168,862
Provision for litigation loss/(income)	4,637	15	23,055	(786)
Total operating expenses	56,724	51,869	232,443	196,002

Operating income	31,747	29,110	101,673	114,793
Other income/(expense), net	73	(16)	328	(140)
Income before income taxes	31,820	29,094	102,001	114,653
Income tax provision	10,835	8,327	33,389	40,822

Net income	$20,985	$20,767	$68,612	$73,831

Earnings per share:
Basic	$0.22	$0.23	$0.74	$0.82
Diluted	$0.22	$0.22	$0.73	$0.80
Weighted average shares outstanding:
Basic	93,327	91,177	92,647	89,608
Diluted	94,629	93,456	94,192	92,208

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	December 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,962	$212,400
Short-term marketable securities	148,962	—
Accounts receivable, net of allowances of $1,581 and $961, respectively	62,414	53,496
Inventories	70,350	62,310
Prepaid expenses and other current assets	5,080	3,020
Income taxes receivable	2,723	5,105
Deferred income taxes	37,317	23,779
Total current assets	416,808	360,110
Property and equipment, net	64,150	61,089
Long-term marketable securities	36,528	—
Intangible assets, net	29,537	9,585
Goodwill	18,372	15,372
Other assets	909	977
Total assets	$566,304	$447,133

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	10,073	9,991
Accounts payable to related party	2,656	2,556
Accrued expenses	51,125	25,003
Income taxes payable	2,358	523
Business acquisition liabilities, current	1,730	1,435
Total current liabilities	67,942	39,508
Business acquisition liabilities, net of current portion	15,528	9,909
Deferred income taxes	6,385	7,714
Other liabilities	4,089	3,500
Total liabilities	93,944	60,631
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 93,443 and 91,270 shares at December 31, 2013 and 2012, respectively	93	91
Additional paid-in capital	153,987	136,501
Accumulated other comprehensive loss	(1,009)	(767)
Retained earnings	319,289	250,677
Total equity	472,360	386,502
Total liabilities and equity	$566,304	$447,133

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
(In thousands)	December 31, 2013	December 31, 2012
	(unaudited)
Cash flows from operating activities:
Net income	$68,612	$73,831
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	19,397	18,108
Provision for excess and obsolete inventories	8,212	6,119
Stock-based compensation	5,177	4,635
Allowance for doubtful accounts	693	363
Change in deferred income taxes	(14,858)	(6,079)
(Increase) in:
Accounts receivable	(9,612)	(6,886)
Inventories	(16,678)	(20,541)
Prepaid expenses and other assets	(597)	(117)
Increase (decrease) in:
Accounts payable	1,840	3,048
Accounts payable to related party	100	1,378
Accrued expenses and other liabilities	26,963	4,208
Income taxes payable/receivable	4,222	(1,548)
Net cash provided by operating activities	93,471	76,519

Cash flows from investing activities:
Purchases of marketable securities	(240,892)	—
Maturities of marketable securities	40,560	—
Sales of marketable securities	13,637	—
Purchases of property and equipment	(23,680)	(24,684)
Acquisition of businesses	(16,775)	(6,031)
Net cash used in investing activities	(227,150)	(30,715)

Cash flows from financing activities:
Payment of business acquisition liabilities	(1,300)	(1,100)
Net proceeds from initial public offering	—	20,960
Net proceeds from issuance of common stock	7,555	1,504
Excess tax benefit related to nonqualified stock options	4,756	2,661
Net cash provided by financing activities	11,011	24,025

Effect of foreign exchange rate on cash	230	(97)

Net increase/(decrease) in cash and cash equivalents	(122,438)	69,732
Cash and cash equivalents, beginning of period	212,400	142,668
Cash and cash equivalents, end of period	$89,962	$212,400

Supplemental disclosures of cash flow information:
Interest paid	96	63
Income taxes paid	$38,719	$44,875

The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands, except percentages)	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net income	$20,985	$20,767	$68,612	$73,831
Interest income, net	(131)	(5)	(467)	(80)
Provision for income taxes	10,835	8,327	33,389	40,822
Depreciation and amortization	5,186	4,608	19,397	18,108
EBITDA	36,875	33,697	120,931	132,681
Stock-based compensation	1,312	953	5,177	4,635
Provision for litigation loss/(income)	4,637	15	23,055	(786)
Provision for litigation loss - cost of goods sold	—	—	1,260	—
Change in fair value of contingent consideration	110	96	120	119
Adjusted EBITDA	$42,934	$34,761	$150,543	$136,649
Adjusted EBITDA as a percentage of sales	37.3%	34.6%	34.7%	35.4%

Medical Device Excise Tax	1,854	—	7,179	—
Adjusted EBITDA excluding Medical Device Excise Tax	44,788	34,761	157,722	136,649
Adjusted EBITDA excluding Medical Device Excise Tax as a percentage of sales	38.9%	34.6%	36.3%	35.4%
Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net income	$20,985	$20,767	$68,612	$73,831
Provision for litigation loss - cost of goods sold, net of taxes	—	—	816	—
Provision for litigation loss/(income), net of taxes	3,037	10	14,934	(495)
Non-GAAP Net Income	$24,022	$20,777	$84,362	$73,336
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(Per share amounts)	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Diluted earnings per share, as reported	$0.22	$0.22	$0.73	$0.80
Provision for litigation loss - cost of goods sold, net of taxes	—	—	0.01	—
Provision for litigation loss/(income), net of taxes	0.03	—	0.16	(0.01)
Non-GAAP diluted earnings per share	$0.25	$0.22	$0.90	$0.79

Non-GAAP Free Cash Flows Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net cash provided by operating activities	$32,658	$24,738	$93,471	$76,519
Purchases of property and equipment	(5,205)	(7,652)	(23,680)	(24,684)
Free cash flow	$27,453	$17,086	$69,791	$51,835

The following table highlights certain information related to our liquidity and capital resources:

(In thousands)	December 31, 2013	December 31, 2012
	(unaudited)
Cash and cash equivalents	$89,962	$212,400
Short-term marketable securities	148,962	—
Long-term marketable securities	36,528	—
Total cash, cash equivalents and marketable securities	$275,452	$212,400

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$348,866	$320,602

Contact:
Ed Joyce
Director, Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com